UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 2, 2016

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On June 2, 2016, the Board of Directors of Ralph Lauren Corporation (the “Company”) approved a restructuring plan (the “Restructuring Plan”). The Company plans to refocus on its core brands and evolve its product, marketing and shopping experience to increase desirability and relevance. It also intends to evolve its operating model to enable sustainable, profitable sales growth by significantly reducing supply chain lead times, improving its sourcing and executing a disciplined multi-channel distribution and expansion strategy.  As part of the Restructuring Plan, the Company plans to rightsize its cost structure and implement a return on investment-driven financial model to free up resources to invest in the brand and drive high-quality sales.  The Restructuring Plan includes strengthening the Company’s leadership team and creating a more nimble organization by moving from an average of nine to six layers of management.
The Restructuring Plan will result in a reduction in workforce and the closure of certain stores. When substantially completed by the end of the Company’s fiscal year ending April 1, 2017 (“Fiscal 2017”), the Company is expected to achieve approximately $180 million to $220 million of annualized expense savings associated with the Restructuring Plan.
In connection with the Restructuring Plan, the Company expects to incur total estimated charges of up to $400 million. Charges related to the Restructuring Plan will primarily consist of: (i) cash-related charges of approximately $300 million, comprised of $95 million of severance and benefit costs and $205 million of lease termination and store closure costs; and (ii) non-cash charges of approximately $100 million, comprised of approximately $60 million of asset impairment charges and approximately $40 million of inventory-related charges. The Company also expects to incur an additional non-cash charge of up to $150 million associated with the reduction of inventory out of current liquidation channels in line with the Company’s Restructuring Plan.
Certain of the statements made above in this Item 2.05 contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual employee reductions, store closures, restructuring expenses, the timing of those actions and savings to be materially different from the estimated and anticipated employee reductions, store closures, restructuring expenses, the timing of those actions and savings expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond the Company’s control. The following important factors could cause the estimated employee reductions, store closures, anticipated restructuring expenses, the timing of those actions and anticipated savings to differ: the Company’s ability to implement and achieve operating enhancements and/or cost reductions of its Restructuring Plan, changes in economic or industry conditions, changes to the expected costs and charges associated with the Company’s Restructuring Plan and other risks identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

ITEM 7.01.	REGULATION FD DISCLOSURE.
On June 7, 2016, the Company issued a press release concerning the Restructuring Plan, and a copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, as previously announced, the Company will host a half-day investor meeting in New York for registered participants today, on June 7, 2016. At the event, the Company’s President and Chief Executive Officer, Stefan Larsson, and other members of the Company’s executive management team will provide an overview of the Company’s strategic growth plan and key initiatives, including the Restructuring Plan. The investor meeting will be webcast live on the Company’s investor relations website at http://investor.ralphlauren.com from approximately 8:30 A.M. to 12:30 P.M. Eastern on June 7, 2016, and will be archived on the website for a year after the event. A copy of the Company’s presentation materials used during the meeting will also be archived on the Company’s investor relations website for a year after the event.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated June 7, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: June 7, 2016	By:	/s/ Robert L. Madore
		Name:	Robert L. Madore
		Title:	Corporate Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated June 7, 2016.